UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1623047
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

18th Floor, Teda Building 87 Wing Lok Street, Sheungwan, Hong Kong People’s Republic of China
(Address of Principal Executive Offices)

852-2543-2290

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2015, Leada Tak Tai Li resigned from the Board of Directors, and from the position of Chief Financial Officer of China Precision Steel, Inc. (the “Company”). Also, on such date, Zu De Jiang resigned from the position of Chief Operating Officer.

None of the resignations were the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Hai Sheng Chen, the current Chief Executive Officer and Director of the Company, will remain as the sole director, and will serve in the position of Chief Financial Officer as well as Chief Executive Officer.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 31, 2015	CHINA PRECISION STEEL, INC.

By:	/s/ Hai Sheng Chen
Hai Sheng Chen, Chief Executive Officer